EX-10.54 2 exhibit101_20190701.htm EXHIBIT 10.54
Exhibit 10.54

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated to be effective as of June 27, 2019 (this “Amendment”) is made among SUPER MICRO COMPUTER, INC., a Delaware corporation (“SMCI”, together with any other party hereto as a Borrower, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Lenders (in such capacity, “Agent”).

Background

A.WHEREAS, Borrowers, Agent and the financial institutions party thereto from time to time (the “Lenders”) have entered into that certain Loan and Security Agreement, dated as of April 19, 2018, (as amended, restated, amended and restated, modified or supplemented from time to time, the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Amendment are used as defined in the Loan Agreement.
B.WHEREAS, Agent and Lenders have agreed to amend certain terms of the Loan Agreement subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, Borrowers, Agent and Lenders hereby agree as follows:

Agreement

1.	Amendments to the Loan Agreement.

(a)	New Definitions. The following new definitions are hereby added to Section
1.1 of the Loan Agreement in alphabetical order as follows:

“Delaware Divided LLC: means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.”
“Delaware LLC: means any limited liability company organized or under the laws of the State of Delaware.”

“Delaware LLC Division: means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.”

“Second Amendment Effectiveness Date: means June 27, 2019.”

(b)	Amendment the Definition of “Applicable Margin” in Section 1.1 of the
Loan Agreement. The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i) at any time after the Second Amendment Effectiveness Date and prior to the Conversion Date, the margin set forth below, as determined by the average daily Global Availability for the last Fiscal Quarter:

Level	Global Availability (as % of Revolver Commitments)	U.S. Revolver Loans
I	< 50%	2.25%
II	>50%	2.00%

(ii) upon and after the Conversion Date, as determined by the average daily Global Availability for the last Fiscal Quarter:

Level	Global Availability ( as % of Revolver Commitments)	U.S. Revolver Loans	Dutch Revolver Loans
I	<25%	2.00%	2.00%
II	>25% and < 50%	1.75%	1.75%
III	>50%	1.50%	1.50%

With respect to clause (ii) above, until the last day of the Fiscal Quarter after the completion of the first full Fiscal Quarter after the Conversion Date, margins shall be determined as if Level II were applicable. Thereafter, with respect to clause (ii) above, and after the Second Amendment Effectiveness Date with respect to clause (i) above, the margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Global Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level I were applicable until the first day of the calendar month following its receipt of such Borrowing Base Report.”

(c)	Amendment to the Definition of “Asset Disposition” in Section 1.1 of the
Loan Agreement. The definition of “Asset Disposition” in Section 1.1 of the Loan
Agreement is hereby amended and restated in its entirety to read as follows:

“Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.”

(d)	Amendment to the Definition of “Dutch Lenders” in Section 1.1 of the
Loan Agreement. The definition of “Dutch Lenders” in Section 1.1 of the Loan Agreement is
hereby amended and restated in its entirety to read as follows:

“Dutch Lenders: lenders hereafter party to this Agreement (including Agent in its capacity as provider of Dutch Swingline Loans) as a “Dutch Lender” and any Person who hereafter becomes a “Dutch Lender” pursuant to an Assignment, including any Lending Office of the foregoing.”

(e)    Amendment to the Definition of “Revolver Termination Date” in
Section 1.1 of the Loan Agreement. The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Termination Date: if the Conversion Date occurs, the date which is five (5) years from the Conversion Date as set forth in the written notice from Agent to Borrower Agent confirming that the Conversion Date has occurred and if the Conversion Date does not occur, June 30, 2020.”

(f)	Amendment to the Definition of “Unused Line Fee Rate” in Section 1.1
of the Loan Agreement. The definition of “Unused Line Fee Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Unused Line Fee Rate: a per annum rate equal to 0.25%.”

(g)	Amendment to Section 5.7 of the Loan Agreement. Section 5.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.7 Dominion Account. Prior to the Conversion Date, to the extent there are outstanding Revolver Loans, the ledger balance in the main Dominion Account of each Borrower as of the end of a Business Day shall be applied to the applicable Obligations at the beginning of the next Business Day. Upon and after the Conversion Date, the ledger balance in the main Dominion Account of each Borrower as of the end of a Business Day shall be applied to the applicable Obligations at the beginning of the next Business Day, during any Trigger Period. Whether before or after the Conversion Date, any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to the applicable Borrowers as long as no Default or Event of Default exists.”

(h)	Amendment to Section 10.1.1(b) of the Loan Agreement. Section 10.1.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, (x) up to one time per Loan Year and (y) during a Loan Year in which a Due Diligence Trigger Period exists or existed, up to two times per Loan Year; and (ii) (x) up to one appraisal of Inventory per Loan Year and (y) during a Loan Year in which a Due Diligence Trigger Period exists or existed, up to two appraisals of Inventory per Loan Year; provided, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Borrowers shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Dutch Borrowing Base or U.S. Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.”

For the avoidance of doubt, Section 10.1.1 shall otherwise remain in full force and effect.

(i)	Amendment to Section 10.1.2(a) of the Loan Agreement. S ection 10.1.2(a)
of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) as soon as available, and in any event by no later than (i) December 31, 2019 with respect to the Fiscal Year ending June 30, 2018, (ii) March 31, 2020 with respect to the Fiscal Year ending June 30, 2019, and (iii) within 90 days after the close of each other Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, on consolidated and consolidating bases for Borrowers and Subsidiaries, which consolidated statements shall be audited (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent; provided, that with respect to clauses (a)(i) and (ii) above, in the event the Borrowers elect to make a “super filing” with respect to the Fiscal Years ending June 30, 2018 and June 30, 2019 in a combined annual report with the Securities and Exchange Commission by giving written notice of such election to Agent by no later than December 15, 2019, Borrowers are to deliver such “super filing” and the financial statements for the Fiscal Years ending June 30, 2018 and June 30, 2019 by no later than March 31, 2020;”

For the avoidance of doubt, Section 10.1.2 shall otherwise remain in full force and effect.

(j)	Amendment to Section 10.1.9 of the Loan Agreement. Section 10.1.9 of
the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.1.9 Future Subsidiaries. Promptly notify Agent upon any Person becoming a

Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.”

(k)	Amendment to Section 10.2.9 of the Loan Agreement. Section 10.2.9 of
the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.9 Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person (including, in each case, pursuant to a Delaware LLC Division), whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; or (b) Permitted Acquisitions.”

(l)    Amendment to Section 14.1.1(c)(iii) of the Loan Agreement. Section 14.1.1(c)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) extend the Revolver Termination Date applicable to such Lender’s Obligations (including its extension upon the occurrence of the Conversion Date as set forth in the definition of Revolver Termination Date);”

2.Amendment Fee. U.S. Borrower shall pay to Agent (for the Pro Rata benefit of the Lenders) a fee equal to 0.10% of the Revolver Commitments (the “Amendment Fee”), which fee shall be fully earned, due and payable upon the execution hereof by the Lenders and Agent.

3.Representations and Warranties. In order to induce Agent and each Lender to enter into this Amendment, each Borrower represents and warrants to Agent and each Lender that the following statements are true, correct and complete on and as of the date hereof:

(a)	Representations and Warranties. The execution, delivery and performance of this Amendment has been duly authorized and this Amendment constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. Each Borrower hereby represents and warrants to Agent and each Lender as of the date hereof no Default or Event of Default shall have occurred and be continuing.

(b)	Incorporation of Representations and Warranties from Loan Agreement.
After giving effect to this Amendment, the representations and warranties contained in Section
9 of the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

4.Effectiveness. This Amendment (and the consents and waivers set forth herein) shall become effective, as of the date first set forth above upon receipt by the Agent of the

Amendment Fee and executed counterparts of this Amendment from the Borrowers and each of the Lenders.

5.	Binding Effect; Ratification

(a)    Upon the effectiveness of this Amendment and thereafter this Amendment shall be binding on the Agent, Borrowers and Lenders and their respective successors and assigns.

(b)    On and after the execution and delivery hereof, this Amendment shall be a part of the Loan Agreement and each reference in the Loan Agreement to “this Loan Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Loan Document to the Loan Agreement shall mean and be a reference to such Loan Agreement as amended hereby.

(c)    Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

6.	Miscellaneous.

(a)    THIS AMENDMENT SHALL BE SUBJECT TO SECTIONS 14.15, 14.16 AND 14.17 OF THE LOAN AGREEMENT, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

(b)    Borrowers agree to pay on demand all reasonable and documented out of pocket costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto.

(c)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(d)    This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

7.	Release.

(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns and other legal representatives (each Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

(b)    It is the intention of Borrowers that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all Claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to Claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(c)    Each Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

(d)    Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(e)    Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By: /s/ KEVIN BAUER
Name: Kevin Bauer Title: CFO

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By: /s/ CARLOS GIL Name: Carlos Gil
Title: Senior Vice President

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

ING CAPITAL LLC,
as Lender

By: /s/ JEAN GRASSO
Name: Jean Grasso Title: Managing Director

By: /s/ JEFFREY CHU
Name: Jeffrey Chu Title: Vice President

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

EAST WEST BANK,
as Lender

By: /s/ NIMA RASSOULI
Name: Nima Rassouli Title: Vice President

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

FIFTH THIRD BANK,
as Lender

By: /s/ PATRICK LINGROSSO
Name: Patrick Lingrosso Title: Vice President

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

CTBC BANK CORP. (USA),
as Lender

By: /s/ MICHAEL LEE
Name: Michael Lee Title: FVP

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE